UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    September 20, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2024, the Board of Directors (the “Board”) of Albany International Corp., a Delaware corporation (the “Company”) adopted the following amendments to the Bylaws of the Company (as further amended or restated from time to time, the “By Laws”) effective as of such date:

Article I, Section 4 of the By Laws has been amended to (i) clarify the requirements for a quorum at all meetings of the Company’s stockholders and (ii) authorize the Chairman of the Board, the Vice-Chairman of the Board, the President of the Company or the stockholders representing a majority of the voting power at such meeting, to adjourn the meeting if a quorum is not present.

Article I, Section 6 of the By Laws has been amended to authorize the person presiding over any meeting of the Company’s stockholders to convene, recess or adjourn the meeting and determine the order of business and procedure of the meeting.

Article I, Section 7 of the By Laws has been amended to update the procedures and information requirements for proposals of stockholders, including the nomination of directors and the proposal of business for consideration at meetings of stockholders, including to revise the window for nominations, eligibility criteria and notice requirements and with respect to compliance with Rule 14a-19 promulgated under the Exchange Act of 1934 (the “Exchange Act”). Article I, Section 7 of the By Laws has also been amended to provide the Board with authority to determine whether a stockholder has fully complied with the By Laws and applicable Exchange Act requirements when submitting a notice of proposal to the Company.

Article II of the By Laws has been amended to reflect that the current number of directors on the Board is nine and to clarify the requirements for (i) a quorum at all meetings of the Board and (ii) filling vacancies on the Board as a result of newly created directorships or for any reason. Article II has also been amended to clarify the ability of a committee of the Board to approve or recommend to stockholders the election or removal of directors.

Article V of the By Laws has been amended to clarify that the affirmative vote of stockholders representing a majority of the voting power of the issued and outstanding capital stock of the Company is required to amend or repeal the By Laws.

Article VI of the By Laws has been added to clarify the effect of any emergency condition as contemplated by Section 110 of the Delaware General Corporations Law on the operations of the Board and the Company.

In addition, the Board approved certain other administrative and ministerial changes.
The foregoing description set forth under this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the By Laws, as amended and restated on September 20, 2024, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

3.1    Albany International Corp. By Laws, effective as of September 20, 2024.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: September 26, 2024

EXHIBIT INDEX

Exhibit No.	Description
3.1	Albany International Corp. By Laws, effective as of September 20, 2024.
104	Inline XBRL cover page.